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                                 APPENDIX "C"

                                    BY-LAWS
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                                    BY-LAWS

                                       OF

                          BIOVEST INTERNATIONAL, INC.


                             ARTICLE 1 -- OFFICES

     The registered office of the corporation shall be in the City of Dover, County of Kent, State of Delaware. The corporation may also have offices at such other places within or without the State of Delaware as the board may from time to time determine or the business of the corporation may require.

                           ARTICLE 2 -- STOCKHOLDERS

     1. Place of Meetings. Meetings of stockholders shall be held at the registered office of the corporation or at such place inside or outside the State of Delaware as the Board of Directors (the "Board") shall authorize.

     2. Annual Meeting. The annual meeting of the stockholders shall be held on such date, at such time and at such place as may be designated by the Board for the purpose of electing directors and for the transaction of such other business as may properly be brought at the meeting.

     3. Special Meetings. Special meetings of the stockholders may be called by the corporation's President, Chairman of the Board, Chief Executive Officer, or by the majority of the Board or at the request in writing by stockholders owning a majority in amount of the aggregate voting shares of capital stock issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

     4. Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other lawful action, the Board may fix, in advance, a record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed it shall be determined in accordance with the provisions of applicable law.

     5. Notice of Meetings of Stockholders. Written notice of each meeting of stockholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail, facsimile or telephone to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of the meeting. If mailed, the notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     6. Waivers. Notice of meeting need not be given to any stockholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the commencement of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

     7. Quorum of Stockholders. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

     When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.

     8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent in writing without a meeting may authorize another person or persons to act for him by proxy.


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Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

     9. Qualification of Voters. Each stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in such stockholder's name on the record of stockholders.

     10. Vote of Stockholders. Except as otherwise required by statute:

         (a) directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election;

         (b) all other corporate action shall be authorized by a majority of the votes cast.

     11. Procedure. At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing nor in advance of the meeting, to maintain order and safety and for the conduct of the meeting. Without limiting the foregoing, the chairman of the meeting may:

         (a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman;

         (b) restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

         (c) establish seating arrangements;

         (d) adjourn the meeting without a vote of the stockholders, whether or not there is a quorum present; and

         (e) make rules governing speeches and debate including time limits and access to microphones.

     The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

     12. Inspectors. The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the corporation, to act at the meeting and make a written report thereof. One or more persons may be designated by the Board as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

     13. Written Consent of Stockholders. Any action required or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                            ARTICLE 3 -- DIRECTORS

     1. Board of Directors. The business of the corporation shall be managed under the direction of its Board of directors, each of whom shall be at least 18 years of age and need not be stockholders.


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     2. Number of Directors. The Board shall consist of at least three but no more than seven directors as shall be fixed from time to time by either a vote of a majority of the entire Board or a vote of the majority of all shares entitled to be cast (which shall trump the vote of a majority of the entire Board).

     3. Election and Term of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as possible with respect to the first time for which they shall severally hold office. Directors of Class I first chosen shall hold office until the first annual meeting of the shareholders following their election; directors of Class II first chosen shall hold office until the second annual meeting following their election; and directors of Class III first chosen shall hold office until the third annual meeting following their election. At each annual meeting of stockholders held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire. Any vacancy in the Board resulting from the death, resignation or retirement of a director, or any other cause shall be filled by a majority vote of the remaining directors, though less than a quorum, for a term corresponding to the unexpired term of his predecessor in office. Any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes authorized by the requisite vote of shareholders as nearly equal in number as possible. Any or all of the directors of the corporation may be removed from office at any time, but only for cause. Each director shall hold office until the expiration of the term for which he is elected and until his successor is elected and qualified, or until his earlier resignation or removal.

     4. Vacancies and Newly Created Directorships. Vacancies in the Board and newly created directorships resulting from an increase in the authorized number of directors may be filled by a sole remaining director or a majority of the directors then in office, even if less than a quorum. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

     5. Removal of Directors. Any or all of the directors may be removed, only for cause, by the holders of a majority of the shares then entitled to vote at a duly called shareholder meeting, whose agenda includes the election of directors.

     6. Resignation. A director may resign at any time by giving written notice to the Board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

     7. Quorum of Directors. A majority of the total number of directors shall constitute a quorum for the transaction of business.

     8. Action of the Board. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Each director present shall have one vote.

     9. Place and Time of Board Meetings. The Board may hold its meetings at the office of the corporation or at such other place, either within or without the State of Delaware, and at such time, as the Board may from time to time determine.

     10. Regular Meetings of the Board. A regular annual meeting of the Board shall be held immediately following the annual meeting of stockholders, and regular meetings of the Board shall be held at such other times as the Board may from time to time determine.

     11. Special Meetings of the Board. Special meetings of the Board shall be held upon notice to the directors and may be called by the president upon two days notice to each director either personally, by mail, facsimile or telephone; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

     12. Adjournments. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.


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     13. Chairman. The chairman of the Board, or in his or her absence (or if there is no chairman elected) the president, shall preside at all meetings of the Board.

     14. Committees. The Board may, by resolution passed by a majority of the whole Board, designate from among its members an executive committee and other committees, each consisting of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of the corporation to act at the meeting in place of any such absent or disqualified member. Each such committee, to the extent set forth in the resolution and permitted by law, shall have and may exercise all of the powers and authority of the Board. Each such committee shall serve at the request of the Board and without separate by-laws to govern such committee.

     15. Compensation. No compensation shall be paid to directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     16. Action Without A Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

     17. Telephonic Meetings. Members of the Board or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                             ARTICLE 4 -- OFFICERS


     1. Offices, Election, Term.

         (a) The Board shall elect a president, a secretary and a treasurer, and may elect a chairman, one or more vice-presidents, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

         (b) All officers shall be elected to hold office until the next regular annual meeting of the Board. Each officer shall hold office for the term for which he is elected and until his successor has been elected and qualified, or until his earlier resignation or removal.

         (c) Any number of offices may be held by the same person.

     2. Removal and Resignation.

         (a) Any officer elected by the Board may be removed by the Board with or without cause.

         (b) In the event of the death, resignation or removal of an officer, the Board in its discretion may elect a successor to fill the unexpired term.

     3. Chairman. The chairman shall preside at all meetings of the Board and shall have and perform such other duties as from time to time may be assigned to him by the Board.

     4. President and Chief Executive Officer. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and of the Board; he shall have the management of the business of the corporation and shall see that all orders and resolutions of the Board are carried into effect; and he shall have such other duties as from time to time may be assigned to him by the Board.


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     5. Vice-Presidents.

         (a) The Board may elect an executive vice president with such powers as may be granted by the Board upon recommendation of the president, which powers and functions may include those of chief operating officer.

         (b) The vice president or vice presidents shall perform such duties as the Board may from time to time prescribe. In the absence or disability of the president, the executive vice president, if any, shall have all of the powers and functions of the president and if there be no executive vice president, the vice president, or if there be more than one, that one who shall be authorized by the Board, shall have all of the powers and functions of the president.

     6. Secretary. The secretary shall:

         (a) attend all meetings of the Board and of the stockholders;

         (b) record all votes and minutes of all proceedings in a book to be kept for that purpose;

         (c) give or cause to be given notice of all meetings of stockholders and of special meetings of the Board;

         (d) keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board;

         (e) when required, prepare or cause to be prepared and available at each meeting of stockholders a certified list in alphabetical order of the names of stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

         (f) keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner;

         (g) perform such other duties as may be prescribed by the Board.

     7. Assistant-Secretaries. During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the Board, shall have all of the powers and functions of the secretary.

     8. Treasurer. The treasurer shall:

         (a) have the custody of the corporate funds and securities;

         (b) keep full and accurate accounts of receipts and disbursements in the corporate books;

         (c) deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board;

         (d) disburse the funds of the corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements;

         (e) render to the president and Board at the regular meetings of the Board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation;

         (f) render a full financial report at the annual meeting of the stockholders if so requested;

         (g) be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the corporation;

         (h) perform such other duties as are given to him by these by-laws or as from time to time are assigned to him by the Board or the president.

     9. Assistant-Treasurer. During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the treasurer or by the Board, shall have all the powers and functions of the treasurer.


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     10. Sureties and Bonds. If the Board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

                     ARTICLE 5 -- CERTIFICATES FOR SHARES

     1. Certificates. The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the chairman, the president or a vice-president and by the treasurer or the secretary and shall bear the corporate seal. Any or all of the signatures on certificates may be a facsimile.

     2. Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The corporation may, as a further condition precedent to the issuance of any such new certificate, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed; or it may accept such other assurance as it may deem appropriate.

     3. Transfers of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at such place as the Board may designate. No transfer shall be made within five days next preceding the annual meeting of stockholders.

     4. Record Ownership. The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

     5. Closing Transfer Books. The Board shall have the power to close the share transfer books of the corporation for a period of not more than five days during the thirty day period immediately preceding (1) any stockholders' meeting, or (2) any date upon which stockholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those stockholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of (1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

                            ARTICLE 6 -- DIVIDENDS

     Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the Board may determine. Before payment of any dividend, there may be set aside out of any of the funds of the corporation available for dividends such sum or sums as the Board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board shall think conducive to the interests of the corporation, and the Board may modify or abolish any such reserve.

                         ARTICLE 7 -- INDEMNIFICATION

     1. Right of Indemnification. Every person now or hereafter serving as a director or officer of the corporation and every such director or officer serving at the request of the corporation as a director,


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officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation in accordance with and to the fullest extent permitted by law for the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

     2. Expenses. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

     3. Other Rights of Indemnification. The right of indemnification herein provided shall not be deemed exclusive of any other rights to which any such director or officer may now or hereafter be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

                          ARTICLE 8 -- CORPORATE SEAL

     The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                     ARTICLE 9 -- EXECUTION OF INSTRUMENTS

     All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.

                           ARTICLE 10 -- FISCAL YEAR

         The fiscal year of the corporation shall end on the last day of September in each year.

           ARTICLE 11 -- REFERENCES TO CERTIFICATE OF INCORPORATION

     Reference to the certificate of incorporation in these by-laws refer to the Certificate of Incorporation of the corporation and shall include all amendments thereto or changes thereof, unless specifically excepted.

                          ARTICLE 12 -- BYLAW CHANGES

     The by-laws may be adopted, amended, or repealed by the Board or by the stockholders entitled to vote or by the Board (provided that changes in the Bylaws approved by the stockholders shall trump the Bylaw changes approved by the Board).


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